Exhibit 99.2

MACK - CALI REALTY CORPORATION

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz	Virginia Sobol
	Executive Vice President	Vice President, Marketing
	and Chief Financial Officer	and Public Relations
	(732) 590-1000	(732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES SECOND QUARTER RESULTS

Edison, New Jersey – August 2, 2007 – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the second quarter 2007.

Recent highlights include:

•                  Reported net income per diluted share of $0.75;

•                  Reported funds from operations per diluted share of $0.88;

•                  Completed acquisition of interests in 125 Broad Street, a downtown Manhattan office tower, for $273 million;

•                  Completed development and acquisition transactions for properties in Hamilton Township, New Jersey;

•                  Acquired 43 acres of approved land within Capital Office Park in Greenbelt, Maryland, for approximately $13 million;

•                  Sold a Greenwich, Connecticut property at 500 West Putnam Avenue for $56 million;

•                  Sold 1000 Bridgeport Avenue in Shelton, Connecticut, for approximately $17 million; and

•                  Declared $0.64 per share quarterly common stock dividend.

FINANCIAL HIGHLIGHTS

Net income available to common shareholders for the second quarter 2007 equaled $51.1 million, or $0.75 per share, versus $26.6 million, or $0.43 per share, for the same quarter last year.  For the six months ended June 30, 2007, net income available to common shareholders equaled $69.7 million, or $1.04 per share, versus $59.2 million, or $0.95 per share, for the same period last year.

Funds from operations (FFO) available to common shareholders for the quarter ended June 30, 2007 amounted to $73.2 million, or $0.88 per share, versus $74.4 million, or $0.95 per share, for the quarter ended June 30, 2006.  For the six months ended June 30, 2007, FFO available to common shareholders amounted to $143.4 million, or $1.74 per share, versus $155.2 million, or $2.00 per share, for the same period last year.

Total revenues for the second quarter 2007 increased 9.7 percent to $200.5 million as compared to $182.8 million for the same quarter last year.  For the six months ended June 30, 2007, total revenues amounted to $393.8 million, an increase of 17.7 percent over total revenues of $334.7 million, for the same period last year.

All per share amounts presented above are on a diluted basis.

The Company had 67,923,941 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 15,250,592 common operating partnership units outstanding as of June 30, 2007.

The Company had a total of 83,174,533 common shares/common units outstanding at June 30, 2007.

As of June 30, 2007, the Company had total indebtedness of approximately $2.1 billion, with a weighted average annual interest rate of 6.13 percent.  The Company had a total market capitalization of $5.7 billion and a debt-to-undepreciated assets ratio of 38.2 percent at June 30, 2007.  The Company had an interest coverage ratio of 3.3 times for the quarter ended June 30, 2007.

Mitchell E. Hersh, president and chief executive officer, commented, “During the quarter, we continued to refine our portfolio by acquiring and developing properties in our core Northeast markets, and by selling assets that did not meet our strategic goals.  In addition, we expanded into the adjacent and rapidly improving downtown Manhattan market, which we believe offers synergies with our Jersey City holdings and substantial upside potential for our Company.”

The following is a summary of the Company’s recent transactions:

ACQUISITIONS / DEVELOPMENT

In May, the Company completed its development and acquisition transactions with AAA Mid-Atlantic for properties in Hamilton Township, New Jersey.

The transactions consist of:

•                                          The Company’s development for AAA of a three-story, 120,000 square-foot class A office building on a 21.6 acre land site at the Company’s Horizon Center Business Park.  AAA pre-leased the building, which it will use as an operations center, for 15 years.

•                                          The Company’s acquisition from AAA, for approximately $8.8 million, of two office buildings totaling 69,232 square feet and land for development of up to an additional 219,000 square feet of commercial space.

The properties and land sites acquired consist of:

•                                          A 33,962 square-foot office building on 9.5 acres of land at 2 South Gold Drive.  The site can be redeveloped to accommodate up to a total of 109,000 square feet of commercial space.  AAA has leased back 9,784 square feet at the building for 10 years.

•                                          A 35,270 square-foot office building with 17.5 acres of land at 3 and 5 AAA Drive.  The site can be redeveloped to accommodate up to a total of 147,000 square feet of commercial space.

•                                          A 2.4 acre land parcel at 6 AAA Drive for the development of up to 32,000 square feet of commercial space.

In June, the Company completed its acquisition of commercial condominium interests in 125 Broad Street, a downtown Manhattan office tower, for $273 million.  The commercial condominium units, which are 100 percent leased, were acquired from SL Green Realty Corporation.  The units are comprised of floors 2-16, totaling 524,500 square feet of office space, which represents 39.6 percent of the office tower.

Also in June, the Company acquired 43 acres of approved land within Capital Office Park in Greenbelt, Maryland, for approximately $13 million.  The land, which can accommodate the development of up to 602,000 square feet of office space, was acquired pursuant to an option agreement that was part of the Company’s February 2006 acquisition of Capital Office Park.  The seven-building class A office complex is located on the Capital Beltway northeast of Washington D.C.

SALES

In May, the Company sold 1000 Bridgeport Avenue in Shelton, Connecticut, for approximately $17 million.  The 133,000 square-foot class A office building, which is 93.1 percent leased, was sold to a partnership of The Praedium Group LLC and Abbey Road Advisors LLC.

In June, the Company completed the sale of a Greenwich, Connecticut property at 500 West Putnam Avenue to SL Green Realty Corporation for $56 million.  The property, which was the Company’s sole asset in Greenwich, is a four-story, 121,500 square-foot office building that is 94.4 percent leased.

More recently, in July, the Company sold two office buildings in Egg Harbor Township, New Jersey, for approximately $12.5 million.  The buildings, which total 80,344 square feet, were sold to an entity controlled by Ron DePietro of Haddonfield, New Jersey.  The buildings are located at 100 and 200 Decadon Drive and are 100 percent leased.

DIVIDENDS

In June, the Company’s Board of Directors declared a cash dividend of $0.64 per common share (indicating an annual rate of $2.56 per common share) for the second quarter 2007, which was paid on July 16, 2007 to shareholders of record as of July 5, 2007.

The Board also declared a cash dividend on its 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period April 15, 2007 through July 14, 2007.  The dividend was paid on July 16, 2007 to shareholders of record as of July 5, 2007.

FINANCING ACTIVITY

In June, the Company announced that its operating partnership, Mack-Cali Realty, L.P., extended and modified its unsecured revolving credit facility with a group of 23 lender banks.  The $600 million unsecured facility, which is expandable to $800 million, was extended for an additional two years and now matures in June 2011.  The interest rate was reduced by 10 basis points to LIBOR plus 55 basis points at the BBB/Baa2 pricing level.  The interest rate is subject to adjustment, on a sliding scale, based upon the operating partnership’s unsecured debt ratings.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 91.9 percent leased at June 30, 2007, as compared to 92.2 percent at March 31, 2007.

For the quarter ended June 30, 2007, the Company executed 135 leases totaling 1,070,555 square feet, consisting of 759,269 square feet of office space, 303,010 square feet of office/flex space and 8,276 square feet of industrial/warehouse space. Of these totals, 380,951 square feet were for new leases and 689,604 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

IN NORTHERN NEW JERSEY:

•                  Daiichi Sankyo, Inc., a pharmaceutical company, signed a 10-year renewal for 89,144 square feet and a 15-year expansion for 96,876 square feet, totaling 186,020 square-feet and representing the entire office building at Two Hilton Court in Parsippany.

•                  MannKind Corporation, a biopharmaceutical company, signed a transaction totaling 59,446 square feet at 61 South Paramus Road in Paramus.  The deal consists of a 33-month expansion of 10,097 square feet, a 16-month expansion of 34,197 square feet and a 16-month renewal of 15,152 square feet.  61 South Paramus Road is a 269,191 square-foot office building that is 99.9 percent leased.

IN CENTRAL NEW JERSEY:

•                  Telecom services provider Sonus Networks, Inc. signed a new, eight-year lease for 28,462 square feet at 3 Paragon Way in Freehold.  The 66,898 square-foot office building, located at Monmouth Executive Park, is 100 percent leased.

IN WESTCHESTER COUNTY, NEW YORK:

•                  MetroPCS New York, LLC, a division of wireless provider MetroPCS Communications, Inc., signed a new, 10-year lease for 34,870 square feet at 5 Skyline Drive in Hawthorne.  This 124,022 square-foot office/flex building is 99.3 percent leased.

•                  Also at 5 Skyline Drive, Conri Services, Inc., a fulfillment distributor, signed a new, 11-year lease for 21,222 square feet.  Conri Services also completed a 29-month renewal for 4,222 square feet at 250 Clearbrook Road in Elmsford.  250 Clearbrook Road is a 155,000 square-foot office/flex building that is 97.3 percent leased.

•                  Publishers Circulation Fulfillment, Inc., a provider of distribution outsourcing, signed a transaction totaling 24,112 square feet at 300 Executive Boulevard in Elmsford.  The deal represents a six-year expansion for 5,712 square feet and an 18-month renewal of 18,400 square feet.  300 Executive Boulevard is a 60,000 square-foot office/flex building that is 63 percent leased.

IN SUBURBAN PHILADELPHIA:

•                  Sussex Wine Merchants, a wine distributor, signed a five-year renewal for 19,075 square feet at 50 Twosome Drive in Moorestown.  The 34,075 square-foot office/flex building is 100 percent leased.

IN WASHINGTON, D.C.:

•                  The General Services Administration (GSA) signed a 100-month expansion for 26,274 square feet at 1400 L Street N.W. in Washington.  This expansion brings the GSA’s presence at 1400 L Street to 140,560 square feet in this fully-leased, 159,000 square-foot office building.

Included in the Company’s Supplemental Operating and Financial Data for the second quarter 2007 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:

http://www.mack-cali.com/graphics/shareholders/pdfs/2nd.quarter.sp.07.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2007, as follows:

Full Year
2007 Range

Net income available to common shareholders	$1.50 - $1.58
Add: Real estate-related depreciation and amortization	2.39
Deduct: Gain on sale of rental property	(0.47)
Funds from operations available to common shareholders	$3.42 - $3.50

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.  Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, August 2, 2007 at 11:00 a.m. Eastern Time, which will be broadcast live via the Internet at:

http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CLI&script=1010&item_id=1600707

The live conference call is also accessible by calling (913) 312-1230 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on August 2, 2007 through August 9, 2007.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 5232864.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Second Quarter 2007 Form 10-Q:

http://www.mack-cali.com/graphics/shareholders/pdfs/2nd.quarter.10q.07.pdf

Second Quarter 2007 Supplemental Operating and Financial Data:

http://www.mack-cali.com/graphics/shareholders/pdfs/2nd.quarter.sp.07.pdf

In addition, these items are available upon request from:

Mack-Cali Investor Relations Dept.

343 Thornall Street, Edison, New Jersey 08837-2206

(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization.  The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.  FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio.  Mack-Cali owns or has interests in 300 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 34.7 million square feet.  The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,200 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein.  Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts) (unaudited)

	Quarter Ended
	June30,
Revenues	2007	2006
Base rents	$142,482	$133,333
Escalations and recoveries from tenants	25,766	23,272
Construction services	23,469	13,049
Real estate services	4,959	7,734
Other income	3,854	5,401
Total revenues	200,530	182,789

Expenses
Real estate taxes	23,852	21,162
Utilities	15,329	13,214
Operating services	27,348	25,880
Direct construction costs	22,634	12,579
General and administrative	12,870	11,846
Depreciation and amortization	43,823	39,476
Total expenses	145,856	124,157
Operating income	54,674	58,632

Other (Expense) Income
Interest expense	(31,333)	(33,034)
Interest and other investment income	1,571	399
Equity in earnings (loss) of unconsolidated joint ventures	(1,696)	(846)
Minority interest in consolidated joint ventures	214	30
Total other (expense) income	(31,244)	(33,451)
Income from continuing operations before Minority interest in Operating Partnership	23,430	25,181
Minority interest in Operating Partnership	(4,197)	(4,950)
Income from continuing operations	19,233	20,231
Discontinued operations (net of minority interest):
Income from discontinued operations	598	2,982
Realized gains (losses) and unrealized losses on disposition of rental property, net	31,747	3,921
Total discontinued operations, net	32,345	6,903
Net income	51,578	27,134
Preferred stock dividends	(500)	(500)
Net income available to common shareholders	$51,078	$26,634

PER SHARE DATA:
Basic earnings per common share	$0.75	$0.43

Diluted earnings per common share	$0.75	$0.43

Dividends declared per common share	$0.64	$0.63

Basic weighted average shares outstanding	67,799	62,182

Diluted weighted average shares outstanding	83,193	78,067

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts) (unaudited)

	Six Months Ended
	June30,
Revenues	2007	2006
Base rents	$282,039	$260,839
Escalations and recoveries from tenants	51,986	44,243
Construction services	45,810	13,049
Real estate services	7,700	8,363
Other income	6,252	8,184
Total revenues	393,787	334,678

Expenses
Real estate taxes	47,322	41,932
Utilities	32,874	27,670
Operating services	51,974	46,036
Direct construction costs	43,545	12,579
General and administrative	23,940	20,621
Depreciation and amortization	85,274	75,955
Total expenses	284,929	224,793
Operating income	108,858	109,885

Other (Expense) Income
Interest expense	(62,269)	(64,109)
Interest and other investment income	3,188	1,845
Equity in earnings (loss) of unconsolidated joint ventures	(3,927)	(599)
Minority interest in consolidated joint ventures	441	30
Gain on sale of investment in marketable securities	—	15,060
Total other (expense) income	(62,567)	(47,773)
Income from continuing operations before Minority interest in Operating Partnership	46,291	62,112
Minority interest in Operating Partnership	(8,418)	(11,790)
Income from continuing operations	37,873	50,322
Discontinued operations (net of minority interest):
Income from discontinued operations	1,037	5,988
Realized gains (losses) and unrealized losses on disposition of rental property, net	31,747	3,921
Total discontinued operations, net	32,784	9,909
Net income	70,657	60,231
Preferred stock dividends	(1,000)	(1,000)
Net income available to common shareholders	$69,657	$59,231

PER SHARE DATA:
Basic earnings per common share	$1.04	$0.95

Diluted earnings per common share	$1.04	$0.95

Dividends declared per common share	$1.28	$1.26

Basic weighted average shares outstanding	66,753	62,085

Diluted weighted average shares outstanding	82,220	77,359

Mack-Cali Realty Corporation

Statements of Funds from Operations

(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended
	June 30,
	2007	2006
Net income available to common shareholders	$51,078	$26,634
Add: Minority interest in Operating Partnership	4,197	4,950
Minority interest in discontinued operations	7,247	1,732
Real estate-related depreciation and amortization on continuing operations (1)	49,569	42,852
Real estate-related depreciation and amortization on discontinued operations	18	3,156
Deduct: Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	(38,860)	(4,905)
Funds from operations available to common shareholders (2)	$73,249	$74,419

Diluted weighted average shares/units outstanding (3)	83,193	78,067

Funds from operations per share/unit – diluted	$0.88	$0.95

Dividends declared per common share	$0.64	$0.63

Dividend payout ratio:
Funds from operations-diluted	72.69%	66.09%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$2,648	$2,436
Tenant improvements and leasing commissions	$10,049	$18,706
Straight-line rent adjustments (4)	$2,531	$6,208
Amortization of (above)/below market lease intangibles, net (5)	$1,024	$361

(1)	Includes the Company’s share from unconsolidated joint ventures of $5,905 and $3,518 for 2007 and 2006, respectively.
(2)

Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares, (15,191 shares in 2007 and 15,599 shares in 2006), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)	Includes the Company’s share from unconsolidated joint ventures of $649 and $932 for 2007 and 2006, respectively.
(5)	Includes the Company’s share from unconsolidated joint ventures of $399 and $0 for 2007 and 2006, respectively

Mack-Cali Realty Corporation

Statements of Funds from Operations

(in thousands, except per share/unit amounts) (unaudited)

	Six Months Ended
	June 30,
	2007	2006
Net income available to common shareholders	$69,657	$59,231
Add: Minority interest in Operating Partnership	8,418	11,790
Minority interest in discontinued operations	7,349	2,427
Real estate-related depreciation and amortization on continuing operations (1)	96,375	80,323
Real estate-related depreciation and amortization on discontinued operations	424	6,319
Deduct: Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	(38,860)	(4,905)
Funds from operations available to common shareholders (2)	$143,363	$155,185

Diluted weighted average shares/units outstanding (3)	82,220	77,359

Funds from operations per share/unit – diluted	$1.74	$2.00

Dividends declared per common share	$1.28	$1.26

Dividend payout ratio:
Funds from operations-diluted	73.41%	62.81%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$5,137	$4,391
Tenant improvements and leasing commissions	$21,822	$30,676
Straight-line rent adjustments (4)	$7,240	$12,601
Amortization of (above)/below market lease intangibles, net (5)	$1,591	$1,025

(1)	Includes the Company’s share from unconsolidated joint ventures of $11,415 and $4,657 for 2007 and 2006, respectively.
(2)

Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares, (15,238 shares in 2007 and 14,968 shares in 2006), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)	Includes the Company’s share from unconsolidated joint ventures of $1,446 and $1,141 for 2007 and 2006, respectively.
(5)	Includes the Company’s share from unconsolidated joint ventures of $671 and $0 for 2007 and 2006, respectively

Mack-Cali Realty Corporation

Statements of Funds from Operations Per Diluted Share

(amounts are per diluted share, except share count in thousands) (unaudited)

		Quarter Ended
		June 30,
		2007	2006
Net income available to common shareholders		$0.75	$0.43
Add:	Real estate-related depreciation and amortization on continuing operations (1)	0.60	0.55
	Real estate-related depreciation and amortization on discontinued operations	—	0.04
Deduct: Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net		(0.47)	(0.06)
Minority interest / rounding adjustment		—	(0.01)
Funds from operations available to common shareholders (2)		$0.88	$0.95

Diluted weighted average shares/units outstanding (3)		83,193	78,067

(1)	Includes the Company’s share from unconsolidated joint ventures of $0.07 and $0.05 for 2007 and 2006, respectively.
(2)

Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (15,191 shares in 2007 and 15,599 shares in 2006), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation

Statements of Funds from Operations Per Diluted Share

(amounts are per diluted share, except share count in thousands) (unaudited)

	Six Months Ended
	June 30,
	2007	2006
Net income available to common shareholders	$1.04	$0.95
Add: Real estate-related depreciation and amortization on continuing operations (1)	1.17	1.04
Real estate-related depreciation and amortization on discontinued operations	0.01	0.08
Deduct: Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	(0.47)	(0.06)
Minority interest / rounding adjustment	(0.01)	(0.01)
Funds from operations available to common shareholders (2)	$1.74	$2.00

Diluted weighted average shares/units outstanding (3)	82,220	77,359

(1)	Includes the Company’s share from unconsolidated joint ventures of $0.14 and $0.06 for 2007 and 2006, respectively.
(2)

Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (15,238 shares in 2007 and 14,968 shares in 2006), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except share amounts) (unaudited)

	June 30,	December 31,
	2007	2006
ASSETS:
Rental property
Land and leasehold interests	$722,777	$659,169
Buildings and improvements	3,736,777	3,549,699
Tenant improvements	365,469	356,495
Furniture, fixtures and equipment	8,496	8,224
	4,833,519	4,573,587
Less-accumulated deprec. & amort.	(833,492)	(796,793)
	4,000,027	3,776,794
Rental property held for sale, net	5,826	—
Net investment in rental property	4,005,853	3,776,794
Cash and cash equivalents	18,903	101,223
Investments in unconsolidated joint ventures	181,059	160,301
Unbilled rents receivable, net	106,215	100,847
Deferred charges and other assets, net	261,965	240,637
Restricted cash	16,795	15,448
Accounts receivable, net	29,432	27,639

Total assets	$4,620,222	$4,422,889

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Senior unsecured notes	$1,632,014	$1,631,482
Revolving credit facility	115,000	145,000
Mortgages, loans payable and other obligations	336,534	383,477
Dividends and distributions payable	53,689	50,591
Accounts payable, accrued expenses and other liabilities	146,689	122,134
Rents received in advance and security deposits	51,116	45,972
Accrued interest payable	33,832	34,106
Total liabilities	2,368,874	2,412,762

Minority interests:
Operating Partnership	475,226	480,103
Consolidated joint ventures	1,555	2,117
Total minority interests	476,781	482,220
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000 and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized, 67,923,941 and 62,925,191 shares outstanding	679	629
Additional paid-in capital	1,971,901	1,708,053
Dividends in excess of net earnings	(223,013)	(205,775)
Total stockholders’ equity	1,774,567	1,527,907
Total liabilities and stockholders’ equity	$4,620,222	$4,422,889